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                                                             Exhibit (a)(1)(iii)

                         Notice of Guaranteed Delivery

                                      for

                       Tender of Shares of Common Stock

                                      of

                         Full Line Distributors, Inc.

                                      to

                             FLD Acquisition Corp.
                         a wholly owned subsidiary of
                               Broder Bros., Co.

                   (Not to be used for Signature Guarantees)

  This Notice of Guaranteed Delivery (or one substantially in the form hereof) must be used to accept the Offer (as defined below) if (a) certificates representing shares of Common Stock, no par value per share (the "Shares"), of Full Line Distributors, Inc., a Georgia corporation ("Share Certificates") are not immediately available; (b) time will not permit all required documents to reach SunTrust Bank (the "Depositary") on or prior to the Expiration Date (as defined in Section 1 of "The Tender Offer" of the Offer to Purchase (as defined below)); or (c) the procedure for book-entry transfer, as set forth in the Offer to Purchase, cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary. See Section 3 of "The Tender Offer" of the Offer to Purchase.

                       The Depositary for the Offer Is:

                                 SunTrust Bank

                           By Facsimile Transmission
                       (For Eligible Institutions Only)

                                 (404)865-5371

                             Confirm by Telephone:

                                 (800)568-3476

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
                  By Mail:                            By Overnight Courier or by Hand:

                SunTrust Bank                                  SunTrust Bank
            Post Office Box 4625                         Stock Transfer Department
           Atlanta, Georgia 30302                            58 Edgewood Avenue
                                                              Room 225, Annex
                                                           Atlanta, Georgia 30303
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  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION
OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

             The Guarantee on the Reverse Side Must Be Completed.
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 Ladies and Gentlemen:

   The undersigned hereby tender(s) to FLD Acquisition Corp., a Georgia corporation and a wholly owned subsidiary of Broder Bros., Co., a Michigan corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 13, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of "The Tender Offer" of the Offer to Purchase.

 Number of Shares: _________________________________________________________

 Certificate No.(s) (If Available): ________________________________________

 ___________________________________________________________________________

 Check this box if Shares will be delivered by book-entry transfer: [_]

 Account No. _______________________________________________________________

 Date: _____________, 2001

 Name(s) of Holders: _______________________________________________________

 ___________________________________________________________________________
                             (Please Type or Print)

 Address(es): ______________________________________________________________

 ___________________________________________________________________________
                                                                  (Zip Code)

 Daytime Area Code and Telephone Number: ___________________________________

 Signature(s) of Holders: __________________________________________________

 ___________________________________________________________________________

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


                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program (an "Eligible Institution"), hereby guarantees delivery to the Depositary, at one of its addresses set forth above, of either the Share Certificates evidencing all Depositary's account at The Depository Trust Company, in either case together with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile copy thereof with original signature(s)) with any required signature guarantee, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery, and any other documents required by the Letter of Transmittal, within three AMEX trading days after the date of execution of this Notice of Guaranteed Delivery.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period indicated herein. Failure to do so could result in a financial loss to such Eligible Institution.


 Name of Firm: _____________________________________________________________

 ___________________________________________________________________________
                              Authorized Signature

 Address: __________________________________________________________________

 ___________________________________________________________________________
                                                                     Zip Code
 Title: ____________________________________________________________________

 Name: _____________________________________________________________________
                              Please Type or Print

 Area Code and Telephone No. _______________________________________________

 Date: _____________, 2001

 NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES
       SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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